EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement of Bodisen Biotech, Inc. on Form S-8, of our report dated March 8, 2010 for the years ended December 31, 2009 and 2008, appearing in the Annual Report on Form 10-K of Bodisen Biotech, Inc. filed on March 30, 2010.

/s/ Acquavella, Chiarelli, Shuster, Berkower & Co., LLP

Acquavella, Chiarelli, Shuster, Berkower & Co., LLP
Certified Public Accountants

New York, NY
December 17, 2010